LEGG MASON PARTNERS INCOME FUNDS
LEGG MASON PARTNERS CAPITAL AND INCOME FUND

Sub-Item 77C

Registrant incorporates by reference Registrant's
Proxy Statement Pursuant to Section 14a of the Securities Exchange Act of 1934 dated August 7, 2006 filed on August 7,2006.
(Accession No. 0001193125-06-163709)